FIRST AMENDMENT

TO

SHARE EXCHANGE AGREEMENT

This First Amendment to Share Exchange Agreement, dated as of April 30, 2015, (this “Agreement”) by and among Mountain High Acquisitions Corp., a Colorado corporation (“MYHI”), and the shareholders of MYHI, set forth on Schedule II hereto (the “MYHI Shareholders”), and Greenlife BotaniX, Inc., a Nevada corporation (“GBX”), and the controlling stockholders of GBX, set forth on Schedule I hereto (the “GBX Shareholders”). For purposes of this Agreement, MYHI, the MYHI Shareholders, GBX, and the GBX Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, MYHI and GBX entered into a Share Exchange Agreement dated February 8, 2015 (the “Original Agreement”); and,

WHEREAS, the Parties now wish to formally amend and modify the Original Agreement by this First Amendment in order to: (i) reduce the amount of shares to be received by GBX pursuant to the Original Agreement from 25,000,000 restricted shares to 10,000,000 restricted shares and to modify the Exchange Ratio and any other such provision effected by the reduced share amount; and, (ii) reduce the amount of shares to be cancelled by the Company’s current Chief Executive Officer and Director from 11,000,000 restricted shares to 2,000,000 restricted shares; and,

WHEREAS, this First Amendment has been signed by the Parties for their mutual benefit and to accurately reflect the proper terms and conditions of the Original Agreement; and,

WHEREAS, by this First Amendment, the Parties intend for this First Amendment to properly amend the Original Agreement so that it supersedes and replaces all prior and contemporaneous agreements and understandings, oral and written, with regard to such provisions amended by this First Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct in all material respects and are hereby incorporated herein as a material part of this First Amendment.

2. Amendment of Original Agreement. The following provisions shall be amended as follows:

(a) The Second Recital of the Original Agreement reads as follows:

“WHEREAS, (i) the GBX Shareholders and GBX believe it is in their respective best interests for the GBX Shareholders to exchange 100% of the GBX Shares for Twenty Five Million (25,000,000) shares of common stock of MYHI (such shares being hereinafter referred to as the “MYHI Shares”); and (ii) MYHI believes it is in its best interest and the best interest of its stockholders to acquire the GBX Shares in exchange for the MYHI Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and”

The second recital of the Original Agreement is hereby revoked, repealed, and replaced in its entirety with the following:

“WHEREAS, (i) the GBX Shareholders and GBX believe it is in their respective best interests for the GBX Shareholders to exchange 100% of the GBX Shares for Ten Million (10,000,000) shares of common stock of MYHI (such shares being hereinafter referred to as the “MYHI Shares”); and (ii) MYHI believes it is in its best interest and the best interest of its stockholders to acquire the GBX Shares in exchange for the MYHI Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and”

(b) Section 1.4 of the Original Agreement reads as follows:

“Section 1.4 Exchange Ratio. It is mutually agreed by the Parties that the Exchange Ratio shall be set at 25:1 (the “Exchange Ratio”). The Exchange Ratio had been determined by dividing 25,000,000 (the number of MYHI Shares) by 1,000,000 (the number of GBX Shares).”

Section 1.4 of the Original Agreement is hereby revoked, repealed, and replaced in its entirety with the following:

“Section 1.4 Exchange Ratio. It is mutually agreed by the Parties that the Exchange Ratio shall be set at 10:1 (the “Exchange Ratio”). The Exchange Ratio had been determined by dividing 10,000,000 (the number of MYHI Shares) by 1,000,000 (the number of GBX Shares).”

(c) Section 1.6 of the Original Agreement reads as follows:

“Section 1.6 Exchange of Certificates and Treatment of Fractional Shares.

A. MYHI and GBX have selected Action Stock Transfer Corp. (the “Exchange Agent”) for the issuance and delivery of the MYHI Shares to the GBX Shareholders. At Closing, MYHI shall reserve such number of MYHI Common Stock to satisfy the issuance of the MYHI Shares, and shall cause to be provided to the Exchange Agent at the Closing, a duly signed Directors Resolution authorizing the issuance of the shares of MYHI Common Stock to the GBX Shareholders pursuant to this Agreement. Each issued and outstanding share of common stock of GBX shall be converted into the right to receive a pro rata portion of the MYHI Shares, as described in this Agreement, consisting of 25 shares of Common Stock of MYHI, rounded up to the next whole share.”

Section 1.6 of the Original Agreement is hereby revoked, repealed, and replaced in its entirety with the following:

“Section 1.6 Exchange of Certificates and Treatment of Fractional Shares.

A. MYHI and GBX have selected Action Stock Transfer Corp. (the “Exchange Agent”) for the issuance and delivery of the MYHI Shares to the GBX Shareholders. At Closing, MYHI shall reserve such number of MYHI Common Stock to satisfy the issuance of the MYHI Shares, and shall cause to be provided to the Exchange Agent at the Closing, a duly signed Directors Resolution authorizing the issuance of the shares of MYHI Common Stock to the GBX Shareholders pursuant to this Agreement. Each issued and outstanding share of common stock of GBX shall be converted into the right to receive a pro rata portion of the MYHI Shares, as described in this Agreement, consisting of 10 shares of Common Stock of MYHI, rounded up to the next whole share.”

(d) Section 1.7 of the Original Agreement reads as follows:

“Section 1.7 Cancellation of Mountain High Acquisitions Shares. On the Closing Date, MYHI shall have completed the cancellation of Eleven Million (11,000,000) shares of common stock of MYHI held by the MYHI Shareholders.”

Section 1.7 of the Original Agreement is hereby revoked, repealed, and replaced in its entirety with the following:

“Section 1.7 Cancellation of Mountain High Acquisition Shares: On the Closing Date, MYHI shall have completed the cancellation of Two Million (2,000,000) shares of common stock of MYHI held by the MYHI Shareholders.”

(e) Schedule II-A of the Original Agreement reads as follows:

SCHEDULE II-A

GBX SHAREHOLDERS

Common and Preferred Shares Conversion Table

Name	GBX Common Shares and Preferred Shares Owned	MYHI Common Shares to Be Issued in Exchange for GBX Common and Preferred Shares
Ralph C. Pyatt III	333,333	8,333,333
Eric Dena	333,334	8,333,334
Brent McMahon	333,333	8,333,333
Total	1,000,000	25,000,000

Schedule II-A of the Original Agreement is hereby revoked, repealed, and replaced in its entirety with the following:

SCHEDULE II-A

GBX SHAREHOLDERS

Common and Preferred Shares Conversion Table

Name	GBX Common Shares and Preferred Shares Owned	MYHI Common Shares to Be Issued in Exchange for GBX Common and Preferred Shares
Ralph C. Pyatt III	100,000	1,000,000
Eric Dena	100,000	1,000,000
Brent McMahon	800,000	8,000,000
Total	1,000,000	10,000,000

3. Full Force and Effect of Other Terms. The Parties hereby confirm that all other terms and conditions of the Original Agreement are in full force and effect and are un-amended except as expressly provided in this First Amendment.

4. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5. Electronic Signatures. The Parties agree that any form of electronic signature, including but not limited to signatures via facsimile, scanning, or electronic mail, may substitute for the original signature and shall have the same legal effect as the original signature.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Share Exchange Agreement on this April 30, 2015.

GREENLIFE BOTANIX, INC. (“GBX”)

/s/Brent McMahon

Name: Brent McMahon

Title: CEO

GREENLIFE BOTANIX, INC. SHAREHOLDERS (“GBX SHAREHOLDERS”)

/s/ Ralph C. Pyatt III

Name: Ralph C. Pyatt III

/s/Brent McMahon

Name: Brent McMahon

/s/ Eric Dena

Name: Eric Dena

MOUNTAIN HIGH ACQUISITIONS CORP. (“MYHI”)

/s/Alan Smith

Name: Alan Smith

Title: Chief Executive Officer

MOUNTAIN HIGH ACQUISITIONS CORP. SHAREHOLDERS (“MYHI SHAREHOLDERS”)

/s/ Alan Smith

Name: Alan Smith